UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

MELLANOX TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

001-33299 (Commission File Number)	98-0233400 (IRS Employer Identification Number)

Beit Mellanox

Yokneam, Israel 20692

(Address of principal executive offices, including Zip Code)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 30, 2015, Mellanox Technologies, Ltd., a company formed under the laws of the State of Israel (the “Company”), entered into an Agreement of Merger (the “Merger Agreement”) with Mondial Europe Sub Ltd., a private company formed under the laws of the State of Israel and a wholly owned subsidiary of the Company (“Merger Sub”), and EZchip Semiconductor Ltd., a public company formed under the laws of the State of Israel (“EZchip”). Pursuant to the Merger Agreement, at the effective time of the acquisition (the “Effective Time”), Merger Sub will be merged with and into EZchip in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “Merger”), following which the Merger Sub will cease to exist as a separate legal entity and EZchip will become a wholly owned subsidiary of the Company. At the Effective Time, each issued and outstanding ordinary share, nominal value NIS 0.02 each, of EZchip (the “EZchip Shares”) will be deemed to have been transferred to the Company in exchange for the right to receive $25.50 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”).

Each option and restricted share unit of EZchip (each, an “EZchip Equity Award”) which is vested shall be cancelled and converted into the right to receive a cash payment equal to the product of (x) the Merger Consideration less the applicable exercise price (if any) of such EZchip Equity Award and (y) the number of EZchip Shares underlying such EZchip Equity Award, as applicable, without interest and subject to applicable withholding taxes.

Each EZchip Equity Award which is not vested and, as applicable, exercisable and that is outstanding immediately prior to the Effective Time shall be assumed by the Company and converted automatically at the Effective Time into an option or restricted share unit, as the case may be, of the Company (each a “Company Equity Award”), with the number of ordinary shares of the Company issuable upon the exercise or conversion of each such Company Equity Award determined by reference to the Merger Consideration and the average closing price of the Company’s ordinary shares for the five trading days immediately preceding the date on which the Effective Time occurs.

As of September 30, 2015, the aggregate estimated purchase price is approximately $811 million, which amount is subject to change based on the number of EZchip Shares and vested EZchip Equity Awards outstanding at the Effective Time.

The completion of the Merger is subject to approval of the Merger Agreement by the affirmative vote of holders of at least 75% of the EZchip Shares present, in person or by proxy, at EZchip’s general meeting for voting on the approval of the Merger and the satisfaction or waiver of other customary closing conditions, including, among other things, (i) the receipt of clearance of the Committee on Foreign Investment in the United States, (ii) the passage of the statutory waiting periods following the filing of a Merger Proposal with the Registrar of Companies of the State of Israel, (iii) the absence of any law or order preventing the consummation of the Merger, (iv) the accuracy of the representations and warranties of each party in the Merger Agreement (subject to the qualifications specified in the Merger Agreement), (v) compliance in all material respects by each party with its covenants under the Merger Agreement, and (vi) the absence of a material adverse effect (as such term is defined in the Merger Agreement) with respect to EZchip from the date of the Merger Agreement. The Company currently anticipates that the Merger will be completed during the first quarter of 2016.

EZchip and the Company have made customary representations and warranties and agreed to customary covenants in the Merger Agreement, including covenants by EZchip not to, among other things, (i) solicit proposals for alternative acquisition transactions or (ii) subject to the fiduciary duties of EZchip’s board of directors, enter into discussions concerning alternative acquisition transactions.

The Merger Agreement contains certain termination rights for each of EZchip and the Company.  In certain circumstances, EZchip will be required to pay the Company a termination fee of approximately $28.4 million in connection with the termination of the Merger Agreement and in certain other circumstances EZchip will be required to pay the Company an expense fee in connection with the termination of the Merger Agreement in an amount equal to the greater of (i) $3 million and (ii) up to $4 million of out of pocket fees and expenses incurred by the Company in connection with the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or EZchip. The Merger Agreement contains representations and warranties by the Company and EZchip that have been made solely for the benefit of the contracting parties. These representations and warranties (i) may be intended not as statements of fact, but rather as a means of allocating risk between the Company and EZchip should those statements prove to be inaccurate, (ii) have been qualified by disclosures made by each contracting party to other parties in connection with the negotiation of the Merger Agreement, (iii) may apply standards of materiality different from what may be considered material to investors, and (iv) were made only as of the date of the Merger Agreement or such other date(s) as may be specified in the Merger Agreement and may not reflect more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs at the date they were made or at any other time.

Item 8.01                                           Other Events.

On September 30, 2015, the Company and EZchip issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

2.1	Agreement of Merger, dated September 30, 2015, by and among Mellanox Technologies, Ltd., Mondial Europe Sub Ltd. and EZchip Semiconductor Ltd.*

99.1	Joint Press Release dated September 30, 2015.

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2015	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman
	Name:	Jacob Shulman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement of Merger, dated September 30, 2015, by and among Mellanox Technologies, Ltd., Mondial Europe Sub Ltd. and EZchip Semiconductor Ltd.*

99.1	Joint Press Release dated September 30, 2015.

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.